UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________________
FORM 8-K
______________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

April 30, 2018
Date of Report (Date of earliest event reported)
______________________________
New Relic, Inc.
(Exact name of registrant as specified in its charter)
 ______________________________

Delaware	001-36766	26-2017431
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
188 Spear Street, Suite 1200
San Francisco, California 94105
(Address of principal executive offices, including zip code)
(650) 777-7600
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 30, 2018, Sarah Friar notified New Relic, Inc. (the “Company”) of her decision to resign from the Company’s Board of Directors (the “Board”) and all committees thereof, effective immediately. Ms. Friar’s resignation was not the result of any disagreement with the Company.
On May 1, 2018, the Board, upon the recommendation of the Nominating and Corporate Governance Committee of the Board, appointed Hope Cochran to serve as a member of the Board, effective immediately, filling the vacancy left by Ms. Friar’s resignation. Ms. Cochran will serve as a Class I director, whose term expires at the annual meeting of stockholders to be held in 2018. The Board also appointed Ms. Cochran to the Audit Committee, effective immediately.
Hope Cochran, 46, has served as a venture partner at Madrona Venture Group since January 2017. From September 2013 to June 2016, Ms. Cochran served as the Chief Financial Officer of the gaming company King Digital Entertainment plc, which was acquired by Activision Blizzard, Inc. in February 2016. Prior to King Digital, she served as the Chief Financial Officer of Clearwire Corporation, a telecommunications operator, from February 2011 until its acquisition by Sprint, Inc. in July 2013. Previously, she has held several roles in the software industry, including at PeopleSoft, Inc., Evant Inc. and SkillsVillage Inc., a human resources software company that she founded. Ms. Cochran currently serves on the board of directors of Hasbro, Inc. and MongoDB, Inc. Ms. Cochran received a B.A. in Economics and Music from Stanford University.
Ms. Cochran is entitled to cash and equity compensation for service on the Board and its committees in accordance with the Company’s Non-Employee Director Compensation Policy, as amended, which was filed with the Securities and Exchange Commission on November 8, 2017 as Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q. In addition, Ms. Cochran executed the Company’s standard form of indemnification agreement. For a description of the material terms of this agreement, see “Transactions With Related Persons—Indemnification Agreements” in the Company’s definitive proxy statement for the 2017 annual meeting of stockholders, as filed with the Securities and Exchange Commission on July 7, 2017.
There are no arrangements or understandings between Ms. Cochran and any other persons pursuant to which she was selected as a member of the Board. There are also no family relationships between Ms. Cochran and any director or executive officer of the Company and Ms. Cochran does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

New Relic, Inc.

Date: May 2, 2018	By:	/s/ Mark Sachleben
Mark Sachleben